Exhibit 99.1

Comstock Mining Strengthens Board
Announces Appointment of New Independent Director

VIRGINIA CITY, NV (July 13, 2015) - Comstock Mining Inc. (the “Company”) (NYSE MKT: LODE) today announced that Mr. Robert C. Kopple has been elected to its Board of Directors, effective July 9, 2015. Mr. Kopple is a senior partner at Kopple & Klinger, LLP, a law firm that he co-founded in 1992, where he specializes in financial and estate planning, business law and taxation. He is an experienced businessman, investor and shareholder of the Company.

Chairman John V. Winfield commented, "Bob is a strong leader and experienced director, whose business, governance and legal knowledge brings independent, strategic and transactional acumen to our board. He is a long-term value investor whose skill sets are an excellent complement to our existing team. Working together, the team will unlock the intrinsic value created by amassing and advancing the single largest land and geological repository in this historic, world-class mining district. We look forward to working with Bob to build on this unique platform, with a recognized brand, by capitalizing on opportunities for both organic and transactional growth."

Mr. Kopple graduated from the DePaul University College of Law and received his L.L.M. in tax from New York University School of Law. He has been Chairman of the Taxation Sections of the California State Bar, the Los Angeles County Bar Association, the Beverly Hills Bar Association and a member of the Planning Committee of the University of Southern California Tax Institute. He has published extensively, including numerous technical articles on taxation and is a frequent lecturer and instructor on tax matters for many prominent professional institutions. He also has been the Chairman of the Board of Triton Emission Solutions, Inc., since September 2014, Vice Chairman of the Board of Aura Systems, Inc., since September 2013, and has acted as a Special Advisor to the Board of Directors of Patriot Gold Corp. since July 2014.

Corrado De Gasperis, the Company’s President and CEO commented, "We welcome Bob’s leadership to our team as we position ourselves for our next major phase of growth. Comstock Mining is an emerging leader in sustainable, responsible mining, where Bob’s guidance, counsel and oversight will enhance our governance as we focus on executing on our business plans and delivering the intrinsic value, per share, for our shareholders."

About Comstock Mining Inc.
Comstock Mining Inc. is a producing, Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining, including concurrent and accelerated reclamations, soil sampling, voluntary air monitoring, cultural asset protection and historical restorations.  The Company began acquiring properties in the Comstock District in 2003.  Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and commenced production in 2012.  The Company continues acquiring additional properties in the district, expanding its footprint and creating opportunities for further exploration, development and mining.  The near term goal of our business plan is to maximize intrinsic stockholder value realized, per share, by validating qualified resources and reserves (proven and probable) from our first two resource areas, Lucerne and Dayton, and significantly grow the commercial development of our operations through extended, long-lived mine plans that are economically feasible and socially responsible.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Comstock. Forward-looking statements are statements that are not historical facts. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: future prices and sales of, and demand for, our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies); future mine planning and resource estimation; capital expenditures and their impact on us; productivity, business process, rationalization, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors discussed in Item 1A, “Risk Factors” of our annual report on Form 10-K. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-

looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. We undertake no obligation to publicly update or revise any forward-looking statement.
Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.:
PO Box 1118 Virginia City, NV 89440
questions@comstockmining.com
http://www.comstockmining.com
Corrado De Gasperis		Kimberly Shipley
President & CEO		Manager of Investor Relations
Tel (775) 847-4755		Tel (775) 847-0545
degasperis@comstockmining.com		shipley@comstockmining.com